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                                                                      EXHIBIT 21



                     Subsidiaries of Hancock Fabrics, Inc.


                                                                      Names Under Which
                                     State of                         Subsidiary
        Name                         Incorporation                    Does Business
        ----                         -------------                    -------------
Minnesota Fabrics, Inc.               Minnesota                       Minnesota Fabrics
                                                                      Fabric Market